                                                                 Exhibit 10.64.2

                        CONFIDENTIAL TREATMENT REQUESTED.
 CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

                              SUBLICENSE AGREEMENT

        This Sublicense Agreement (this "Agreement") is made and entered into this 19th day of September, 2001 (the "Effective Date") by and between Lexicon Genetics Incorporated, a Delaware corporation having an office at 4000 Research Forest Drive, The Woodlands, Texas 77381 ("Lexicon"), and Deltagen, Inc., a Delaware corporation having an office at 740 Bay Road, Redwood City, California 94063-2469 ("Deltagen").

                                    RECITALS:

        WHEREAS, Lexicon holds a license from GenPharm International Inc. ("GenPharm") under certain Patent Rights (as defined herein) relating to the use of "positive negative selection" and "isogenic DNA constructs" in gene targeting for the generation, of transgenic and knock out mice, and has the right to grant sublicenses under said Patent Rights; and

        WHEREAS, under the terms of a Settlement Agreement between the parties dated of even date herewith (the "Settlement Agreement"), Lexicon and Deltagen have agreed to the settlement and dismissal of litigation brought by Lexicon and the University of Utah Research Foundation (the "Foundation") against Deltagen in the United States District Court for the Northern District of California, Civil Action No. 00-21060-PVT, and the litigation brought by Lexicon in the United States District Court for the District of Delaware, Civil Action No. 00-516-JJF, and all claims and counterclaims asserted therein;

        WHEREAS, the Settlement Agreement provides for (i) the grant by Deltagen to Lexicon of certain rights of access and licenses to Deltagen's DeltaBase(TM) Database and Materials (as defined herein) under that certain DeltaBase Collaboration Agreement between the parties of even date herewith (the "DeltaBase Agreement") and (ii) the grant by Lexicon to Deltagen of a sublicense under the Patent Rights in the Field of Use and certain agreements not to sue on behalf of both parties upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

        1. Definitions. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

                1.1 "Academic Collaborator" shall mean a principal investigator, employed by a university or other not for profit research institution, who is performing collaborative research with Deltagen, a Deltagen Corporate Partner or a Deltagen Fee-For-Service Customer, as applicable, involving use of a Rodent Model or Progeny.

                1.2 "Affiliate" shall mean, with respect to any corporation or other entity, any other corporation or other entity that directly or indirectly controls, is controlled by or is under common control with such corporation or entity, where "control" is defined as the ownership of [*] percent ([*]%) of the equity or beneficial ownership interests of such

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

        corporation or entity; provided, however, that where local laws require a minimum percentage of local ownership, the ownership of the maximum percentage of the equity or beneficial ownership interests of a corporation or entity that may, under such local laws, be owned or controlled by foreign interests shall be deemed to constitute "control" of such corporation or entity.

                1.3     "Corporate Partnership Agreement" shall mean:

                        (a) in the case of Deltagen or its Affiliates, any agreement, other than a Fee-For-Service Agreement, between Deltagen or its Affiliates and a Third Party involving [*]); and

                        (b) in the case of any Deltagen Corporate Partner or Deltagen Fee-For-Service Customer to which Deltagen transfers a Rodent Model or Progeny, any agreement between such Deltagen Corporate Partner, Deltagen Fee For-Service-Customer or its Affiliates and another Third Party involving [*].

                1.4 "DeltaBase Database and Materials" shall mean DeltaBase Information and Knockout Mice Materials, as such terms are defined in the DeltaBase Agreement.

                1.5 "Deltagen Corporate Partner" means a Third Party that enters into a Corporate Partnership Agreement with Deltagen or its Affiliates.

                1.6 "Deltagen Fee-For-Service Customer" means any Third Patty that enters into a Fee-For-Service Agreement with Deltagen or its Affiliates.

                1.7 "Fee-For-Service Agreement" shall mean any agreement entered into between Deltagen or its Affiliates and a Third Party under which Deltagen or its Affiliates performs contract research services on a work for hire basis to generate or develop Rodent Model(s) for such Third Party. For purposes of the foregoing, "work for hire" shall mean and include [*].

                1.8 "Field of Use" shall mean (i) the generation and development of Rodent Models by Deltagen and its Affiliates (including the right to make but not have made), (ii) the use of Rodent Models and Progeny by Deltagen and its Affiliates, at the internal research facilities of Deltagen or such Affiliates, (A) for research purposes, including research directed toward the discovery, development or commercialization of Products, and (B) for purposes of commercially using, developing, selling and otherwise malting available (e.g., through the DeltaBase Database and Materials) to Third Parties Phenotypic Data generated by Deltagen or its Affiliates with respect thereto, including, without limitation, rights to discover, develop and commercialize Products derived from such Rodent Models, Progeny or Phenotypic Data, and (iii) the use of Rodent Models and

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

        Progeny by any Academic Collaborators, Deltagen Corporate Partners, Deltagen Fee-For-Service Customers and Product Collaborators that have entered into an agreement with respect thereto containing the provisions specified in Section 2.2, Academic Collaborators, Deltagen Corporate Partners, Deltagen Fee-For-Service Customers or Product Collaborators, in each such case for research purposes only, including research directed toward the discovery, development or commercialization of Products.

                1.9 "Rodent Model" shall mean any rodent cell or rodent generated or developed by Deltagen or its Affiliates through use of any product or process covered by a Valid Claim of the Patent Rights, and any materials derived therefrom. A "line of Rodent Models" shall mean any Rodent Model with the same mutation in the same gene.

                1.10 "Patent Rights" shall mean all of Lexicon's rights and interests in and to (i) the United States patents listed in Exhibit A, and any patent applications that claim the benefit of priority to any of the patents listed in Exhibit A, any patent applications from which the patents listed in Exhibit A claim priority, and all foreign counterparts thereof, (ii) any patents issuing from such patent applications and
        (iii) any continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions, supplementary protection certificates or extensions of any of the foregoing.

                1.11 "Phenotypic Data" means genetic, phenotypic and related data generated or developed from a Rodent Model or Progeny and intellectual property rights therein.

                1.12 "Product" shall mean any human therapeutic or diagnostic product which is discovered, identified, selected, characterized or determined to have utility, or which interacts with a gene and/or the protein it encodes (including allelic variants thereof and post translationally modified variants thereof) which is discovered, identified, selected, characterized or determined to have utility, through use by Deltagen, its Affiliates, Academic Collaborators or Corporate Partners of a Rodent Model or Progeny, or Phenotypic Data with respect to a Rodent Model or Progeny. For purposes of this Agreement, a Product is referred to as having been "derived from" the Rodent Model, Progeny or Phenotypic Data used in discovering, identifying, selecting, characterizing or determining the utility of such Product.

                1.13 "Product Collaborators" means any Third Party that enters into a Corporate Partnership Agreement with a Deltagen Corporate Partner or its Affiliates, or with a Deltagen Fee-For-Service Customer or its Affiliates.

                1.14 "Progeny" shall mean any rodent cells or rodents, including successive generations thereof, that are produced or developed by Deltagen, its Affiliates, Academic Collaborators or Corporate Partners by breeding a Rodent Model with any other rodent (including, without limitation, any other Rodent Model), and any materials derived therefrom; provided, however, that Progeny shall not include, and the rights and licenses granted under this Agreement shall not extend to, any rodent cell or rodent that is produced or developed by breeding a Rodent Model with any rodent, other than another Rodent Model, that contains a mutation in its genome which was generated or developed, or whose progenitors include a rodent containing such mutation which was generated or

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

        developed, through use of any product or process covered by a Valid Claim of the Patent Rights.

                1.15 "Third Party" shall mean any person or entity other than Lexicon, Lexicon's Affiliates, Deltagen and Deltagen's Affiliates.

                1.16 "Valid Claim" shall mean a claim of an issued and unexpired patent which has not been [*].

        2.      Grant of Sublicense and Covenants Not to Sue.

                2.1 Subject to the terms and conditions of this Agreement, Lexicon hereby grants to Deltagen and its Affiliates, during the term of this Agreement, a worldwide, nonexclusive right and sublicense under the Patent Rights in the Field of Use to make, breed and use Rodent Models and Progeny. Deltagen and its Affiliates shall have no right to grant any sublicense under the Patent Rights. Nothing in this Agreement shall be construed to confer upon Deltagen or its Affiliates any rights under the Patent Rights outside the Field of Use. Notwithstanding the foregoing, the rights and sublicense granted under this Section 2.1 shall not extend to the following (the "Excluded Fields"):

                        (a) the sale of any Rodent Model or Progeny (for purposes of which "sale" means the transfer of a Rodent Model or Progeny for consideration under an agreement entered into after the use of the methods claimed by the Patent Rights to create such Rodent Model or Progeny; [*];

                        (b) the use of any Rodent Model or Progeny for purposes of contract testing services (for purposes of which "contract testing services" means [*]; and

                        (c)     the generation, development and use of (i) [*].

                [*].

                2.2 Deltagen and its Affiliates shall have the right to transfer Rodent Models and Progeny to (i) Academic Collaborators, (ii) Deltagen Corporate Partners and (iii) Deltagen Fee-For-Service Customers, in each case subject to the terms of this Section 2.2. Any such transfer shall be made pursuant to a material transfer agreement or other agreement containing terms relating to the transfer of such material that expressly (i) prohibits the use of such Rodent Models and Progeny thereof for any purpose other than use in the Field of Use and
        (ii) prohibits the transfer of such Rodent Models or Progeny thereof by such Academic Collaborator, Deltagen Corporate Partner or Deltagen Fee-For-Service Customer to any Third Party; provided that [*].

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                2.3 Subject to the terms of this Agreement, Lexicon and its Affiliates shall not assert or enforce against Deltagen or its Affiliates any claims of an issued patent (other than the patents included in the Patent Rights) now owned or hereafter acquired or obtained by Lexicon or its Affiliates, to [*] to the extent, but only to the extent, any such assertion or enforcement would, absent a license from Lexicon or its Affiliates, prevent Deltagen or its Affiliates from [*]. Nothing herein shall be deemed to restrict the right of Lexicon and its Affiliates to assert or enforce against Deltagen or its Affiliates any claims of an issued patent to any product or process for generating or developing transgenic rodent cells or rodents using gene trapping.

                2.4 Subject to the terms of this Agreement, Deltagen and its Affiliates shall not assert or enforce against Lexicon or its Affiliates any claims of an issued patent now owned or hereafter acquired or obtained by Deltagen or its Affiliates, to [*], to the extent, but only to the extent, any such assertion or enforcement would, absent a license from Deltagen or its Affiliates, prevent Lexicon or its Affiliates from [*]. Nothing herein shall be deemed to restrict the right of Deltagen and its Affiliates to assert or enforce against Lexicon or its Affiliates any claims of an issued patent to any product or process for generating or developing transgenic rodent cells or rodents using gene trapping.

                2.5 Deltagen and its Affiliates shall use reasonable, good faith efforts to obtain the agreement of its Academic Collaborators, Deltagen Corporate Partners and Deltagen Fee-For-Service Customers not to assert or enforce (and to use reasonable, good faith efforts to obtain the agreement of their respective Academic Collaborators and Product Collaborators not to assert or enforce) against Lexicon or its Affiliates any claims of an issued patent, now owned or hereafter acquired or obtained by any such party (including, without limitation, any issued patent under which Deltagen has granted exclusive rights to such party), (i) to any Rodent Model or use thereof or (ii) arising in whole or in part from the use of any Rodent Model, Progeny or Phenotypic Data, to the extent, but only to the extent, any such assertion or enforcement would, absent a license from such party, prevent Lexicon and/or its Affiliates from:

                        (a) using, for research purposes only (including, without limitation, research directed toward the discovery, development and commercialization of human therapeutic and diagnostic products) any [*]; or

                        (b) discovering, developing or commercializing any human therapeutic or diagnostic products derived from such research use.

        Nothing herein shall be deemed to restrict the rights of Deltagen's Academic Collaborators, Deltagen Corporate Partners or Deltagen Fee-For-Service Customers to assert or enforce against Lexicon or its Affiliates any claims of an issued patent to the composition of matter of any Product or the use of any Product as a human therapeutic or diagnostic.

                2.6 Except as expressly provided in this Agreement, under no circumstances shall a party hereto, as a result of this Agreement, obtain any ownership interest in or other right to or under any technology, know how, patents, patent applications, gene or

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

        genomic sequence data or information, products, or biological materials of the other party, including items owned, controlled or developed by, or licensed to, the other party, at any time pursuant to this Agreement.

        3.      Consideration for License; Royalty Obligations.

                3.1 For the rights, privileges and sublicense granted under the Patent Rights hereunder, Deltagen shall grant Lexicon the rights and licenses specified in the DeltaBase Agreement.

                3.2 Deltagen shall pay to the Foundation and to GenPharm for payment to the Netherlands Cancer Institute ("NCI") the royalties specified in the agreements attached hereto as Exhibit B and Exhibit C, respectively, in accordance with the terms of such agreements.

                3.3 Deltagen shall pay Lexicon a royalty of [*] Dollars ($[*]) for each line of Rodent Models made for a Third Party under a Fee-For-Service Agreement, payable within [*] days after the end of each calendar quarter for each such line of Rodent Models completed during such quarter. For purposes of the foregoing, a line of Rodent Models shall be deemed to be completed upon the earlier of (i) the development of chimeras for such line of Rodent Models or (ii) the first transfer to such Third Party of Rodent Models or materials related to such Rodent Model (e.g., targeting vectors).

                3.4 Within [*] days after each calendar quarter, Deltagen shall furnish to Lexicon a written quarterly report showing: (i) the number of lines of Rodent Models made by Deltagen and its Affiliates during the reporting period, separately specifying the number of lines of Rodent Models made under Fee-For-Service Agreements, and the calculation of royalties under Sections 3.2 and 3.3 and (ii) the royalties paid or payable with respect thereto. If no royalty or payment is due for any royalty period hereunder, Deltagen shall so report. Deltagen shall keep complete and accurate records in sufficient detail to properly reflect its activities under this Agreement and to enable the royalties payable hereunder to be determined. Information disclosed by Deltagen to Lexicon pursuant to this Section 3.4 will be treated as confidential information.

                3.5 Upon the written request of Lexicon, Deltagen shall permit an independent certified public accountant selected by Lexicon and acceptable to Deltagen, which acceptance shall not be unreasonably withheld, to have access, at reasonable times and during normal business hours, to such records of Deltagen as may be reasonably necessary to verify the accuracy of the reports described herein, in respect of any fiscal year ending not more than [*] months prior to the date of such request. Lexicon and Deltagen shall use commercially reasonable efforts to schedule all such verifications within [*] days after Lexicon makes its written request. All such verifications shall be conducted not more than once in, or with respect to, each calendar year. The report of Lexicon's independent certified public accountant shall be made available to both parties. Subject to Deltagen's rights under Section 10, in the event Lexicon's independent certified public accountant concludes that additional royalties were owed to Lexicon for such period, the additional royalty shall be paid by Deltagen within [*] days of the date

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

        Lexicon delivers to Deltagen such independent certified public accountant's written report so concluding, unless such report contains manifest error. In the event Lexicon's independent certified public accountant concludes that there was an overpayment of royalties to Lexicon during such period, the overpayment shall be repaid by Lexicon within [*] days of the date Lexicon received such independent certified public accountant's written report so concluding, unless such report contains manifest error. The fees charged by such independent certified public accountant shall be paid by Lexicon unless such audit discloses an underpayment of more than [*] percent ([*]%) of the amount due under this Agreement for the period in question, in which case Deltagen will bear the full cost of such audit. Lexicon agrees that all information subject to review under this Section 3.5 is confidential and that Lexicon shall cause its independent certified public accountant to retain all such information in confidence. Lexicon's independent certified public accountant shall only report to Lexicon as to information required to be reported under Section 3.4, including the computation of the royalties and other payments due to Lexicon under this Agreement, and shall not disclose to Lexicon any other information of Deltagen.

                3.6 To the extent that payments due under this Agreement are not paid within the specified time period and are not timely, such outstanding sums shall accrue interest from the date due, to be computed for such unpaid amount on the last day of each calendar quarter (accruing quarterly) at the prime rate as published in the Wall Street Journal for the last day of the calendar quarter plus one and a half percent (1.5%) (or the highest interest rate permissible under applicable law, whichever is lower), compounded on an annual basis.

                3.7 Payments to be made by Deltagen to Lexicon under this Agreement shall be payable in United States dollars and shall be paid by check delivered to Lexicon at its principal office at The Woodlands, Texas or bank wire transfer in immediately available funds to such bank account in the State of Texas as may be designated in writing by Lexicon from time to time.

                3.8 Payment obligations under Sections 3.1 shall not apply to Rodent Models made by Deltagen for Third Parties under Fee-For-Service Agreements in effect as of June 30, 2001; provided that any extension or expansion of any such Fee-For-Service Agreement (including, without limitation, any amendment that has the effect of increasing the number of Rodent Models that may be made under any Fee-For-Service Agreement) that is made or entered after June 30, 2001 shall be deemed to be a new Fee-For-Service Agreement with respect to which such payment obligations shall apply. Deltagen represents and warrants that, as of the Effective Date, Deltagen Fee-For-Service Customers have the right to request no more than 16 lines of Rodent Models in addition to the lines of Rodent Models that have already been commenced by Deltagen prior to the Effective Date; provided that the parties acknowledge and agree that any breach of the foregoing representation and warranty shall not be deemed a material breach or default for purposes of Section 6.2, and that Lexicon's remedy for any such breach shall be the payment by Deltagen of the royalties specified in Section 3.3 with respect to the lines of

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

        Rodent Models made for such Deltagen Fee-For-Service Customers in excess of the number of lines specified in such representation and warranty.

        4. Infringement of Patent Rights. Lexicon shall have the exclusive right, but shall not be obligated, to prosecute any infringements of the Patent Rights. The total cost of any such infringement action commenced or defended by Lexicon shall be borne by Lexicon, and Lexicon shall keep any recovery or damages for past infringement derived therefrom.

        5.      Indemnification and Limitation of Liability.

                5.1 Deltagen shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold Lexicon and its directors, officers, employees and Affiliates harmless from and against all claims, proceedings, demands, liabilities and losses of any kind whatsoever that are brought by a Third Party, including legal expenses and reasonable attorneys' fees, arising out of, based upon or resulting from (i) the use of the Patent Rights by Deltagen, its Affiliates, Academic Collaborators or Corporate Partners hereunder, (ii) the use of Rodent Models or Progeny by Deltagen, its Affiliates, Academic Collaborators or Corporate Partners or (iii) the use, testing, marketing or sale of Products, except to the extent that such claims, proceedings, demands, liabilities and losses result from Lexicon's gross negligence or willful misconduct.

                5.2 Lexicon warrants to Deltagen that: (i) Lexicon has the lawful right to grant the rights and licenses under the Patent Rights set forth in this Agreement; (ii) Lexicon's grant of such license does not require the approval or consent of any person or entity which has not already been obtained; and (iii) Lexicon's entering into of this Agreement will not breach any agreement to which Lexicon is party. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, LEXICON AND ITS DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY LEXICON THAT THE PRACTICE BY DELTAGEN OF THE SUBLICENSE RIGHTS GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL LEXICON OR ITS DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WITHER LEXICON SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

        6.      Term and Termination.

                6.1 This Agreement shall become effective on the Effective Date and, unless terminated earlier, shall remain in full force and effect until the expiration of the last to expire of any Valid Claim included in the Patent Rights.

                6.2 Subject to the provisions of Section 10, upon any material breach or default of this Agreement, the Settlement Agreement or the DeltaBase Agreement by Deltagen or any of its Affiliates, or by Lexicon or any of its Affiliates, the party not in default shall have the right to terminate this Agreement and the rights, privileges and licenses granted hereunder, effective on [*] days' written notice, unless the other party shall have cured any such material breach or default prior to the expiration of such [*] day period. Notwithstanding the foregoing, the rights and licenses granted by Lexicon to Deltagen pursuant to Sections 2.1 and 2.2 to breed and use Rodent Models and Progeny shall survive any such termination of this Agreement with respect to lines of Rodent Models made by Deltagen prior to such termination and Progeny thereof, subject to Deltagen's continued compliance with its obligations under this Agreement with respect thereto; provided that, if this Agreement is terminated by Lexicon, such licenses shall terminate with respect to any lines of Rodent Models to which a breach or, default giving rise to such right of termination directly relate; and provided, further, that, following such termination, Deltagen shall have no further right or license under the Patent Rights to make Rodent Models.

                6.3 If either party shall liquidate, dissolve, file a voluntary petition in bankruptcy, be adjudicated a bankrupt, make a general assignment for the benefit of creditors, admit in writing that it is insolvent or fail to discharge within [*] days an involuntary petition in bankruptcy filed against it, this Agreement shall terminate upon written notice by the other party.

                6.4 No termination of this Agreement shall be construed to release either party from any obligation that matured prior to the effective date of such termination. The provisions of Sections 2.6, 4, 5, 6.4, 8, 9, 10 and 12 shall survive the termination or expiration of this Agreement. The provisions of Section 2.3 shall survive the termination or expiration of this Agreement unless this Agreement is terminated by Lexicon pursuant to Section 6.2 or 6.3. The provisions of Sections 2.4 and 2.5 shall survive the termination or expiration of this Agreement unless this Agreement is terminated by Deltagen pursuant to
        Section 6.2 or 6.3.

        7. Export Controls. Deltagen acknowledges that it is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the United States Department of Commerce Export Administration Regulations). The transfer of such items may require a license from the relevant agency of the United States Government and/or written assurances by Deltagen that Deltagen shall not export data or commodities to certain foreign countries without prior approval of such agency. Lexicon does not represent that a license shall not be required nor that, if required, it shall be issued.

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

        8. Confidentiality of Terms; Publicity. The terms of this Agreement shall be treated as confidential and shall not be disclosed to anyone except for the parties' respective employees, consultants, agents and attorneys assisting in the review and negotiation of this Agreement who have a need to know the terms of this Agreement and have an obligation to keep such terms confidential, or such other attorneys or agents who are performing due diligence on either party and who are under an implied obligation of confidentiality, without the written permission of the other party; provided that each party may disclose that Deltagen has obtained a sublicense under the Patent Rights hereunder. Notwithstanding the foregoing, each party may disclose such terms as may be requested or required pursuant to interrogatories, requests for information or documents; subpoena, civil investigative demand issued by a court or governmental agency or as otherwise required by law; provided, however, that such party shall provide prompt notice to the other party of such request or requirement, giving (where practicable) the other party sufficient advance notice to permit it to oppose, limit or seek confidential treatment for such disclosure. The parties have agreed upon a public announcement with respect to the execution of this Agreement. If either party desires to release any other public announcement relating to this Agreement, it shall first allow the other party to approve in writing such proposed announcement; provided that such approval shall not be unreasonably withheld or delayed.

        9. Assignment. This Agreement may not be assigned or otherwise transferred by either party without the consent of the other party; provided that either party may, without such consent, assign its rights and obligations under this Agreement (i) to any Affiliate or (ii) in connection with a merger, consolidation or sale of substantially all of its assets to a Third Party; provided, however, that such party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

        10.     Dispute Resolution.

                10.1 If any controversy or claim should arise under this Agreement, the matter shall be referred to an individual designated by the Chief Executive Officer (or the equivalent position) of Lexicon and an individual designated by the Chief Executive Officer (or the equivalent position) of Deltagen (the "Representatives"), who will attempt in good faith to resolve such controversy or, claim promptly by negotiations. If the matter has not been resolved within [*] days of the first meeting of the Representatives (which period may be extended by mutual agreement) concerning such matter, such matter shall be resolved by binding arbitration in accordance with Section 10.2.

                10.2 Any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement that are not resolved by the parties under Section 10.1 shall be resolved by final and binding arbitration in [*] under the Commercial Arbitration Rules of the American Arbitration Association as then in effect. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement or to award punitive damages. Any award rendered in such arbitration may be enforced by either party in any court of competent jurisdiction.

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                10.3 Notwithstanding the foregoing, nothing in this Section shall be construed to, waive any rights or timely performance of any obligations existing under this Agreement.

        11. Notices and Other Communications. Any notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, return receipt requested, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

        In the case of Deltagen:

        Deltagen, Inc.
        740 Bay Road
        Redwood City, CA 94063-2469
        Attention: President
        Copy to: General Counsel

        In the case of Lexicon:

        Lexicon Genetics Incorporated
        4000 Research Forest Drive
        The Woodlands, Texas 77381
        Attention: President
        Copy to: Vice President, Intellectual Property

        12.     Miscellaneous.

                12.1 Governing Law. All disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the State of Delaware, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

                12.2 Entire Agreement. The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument signed by the parties.

                12.3 Severability. The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof. The parties shall thereafter in good faith amend this Agreement to provide for an acceptable provision to replace such invalid or unenforceable provision.

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                12.4 No Waiver. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

                12.5 No Trademark Rights. Except as otherwise provided herein or agreed to in advance in writing, no right, express or implied, is granted by this Agreement to a party to use in any manner the names "Lexicon" or "Deltagen," or any other trade name or trademark of a party or the names of any employees thereof, for any purpose.

                12.6 Captions. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

                12.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                12.8 Independent Contractors. The relationship between Lexicon and Deltagen is that of independent contractors. Lexicon and Deltagen are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. Lexicon shall have no power to bind or obligate Deltagen in any manner, other than as is expressly set forth in this Agreement. Likewise Deltagen shall have no power to bind or obligate Lexicon in any manner other than as is expressly set forth in this Agreement.

                    [THIS SPACE IS INTENTIONALLY LEFT BLANK]

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

                                 "DELTAGEN"

                                 DELTAGEN, INC.

                                 By:
                                      ------------------------------------------
                                 For: William Matthews, Ph.D.
                                      President and Chief Executive Officer

                                 "LEXICON"

                                 LEXICON GENETICS INCORPORATED

                                 By:
                                      ------------------------------------------
                                      Arthur T. Sands, M.D., Ph.D.
                                      President and Chief Executive Officer

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT A

                                  PATENT RIGHTS

POSITIVE-NEGATIVE SELECTION

1. U.S. Patent No. 5,464,764 issued November 7, 1995 entitled "Positive-Negative Selection Methods and Vectors"

2. U.S. Patent No. 5,487,992 issued January 30, 1996 entitled "Cells and Non-Human Organisms Containing Predetermined Genomic Modifications and Positive-Negative Selection Methods and Vectors for Making Same"

3. U.S. Patent No. 5,627,059 issued May 6, 1997 entitled "Cells and Non-Human Organisms Containing Predetermined Genomic Modifications and Positive-Negative Selection Methods and Vectors for Making Same"

4. U.S. Patent No. 5,631,153 issued May 20, 1997 entitled "Cells and Non-Human Organisms Containing Predetermined Genomic Modifications and Positive-Negative Selection Methods and Vectors for Making Same"

5. U.S. Patent No. 6,204,061 issued March 20, 2001 entitled "Cells and Non-Human Organisms Containing Predetermined Genomic Modifications and Positive-Negative Selection Methods and Vectors for Making Same"

ISOGENIC DNA

U.S. Patent No. 5,789,215 issued August 4, 1998 entitled "Gene Targeting in Animal Cells Using Isogenic DNA Constructs"

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.